                                                                  Exhibit 10.406

                               FIRST AMENDMENT TO
                             GROUND LEASE AGREEMENT

     THIS FIRST AMENDMENT TO GROUND LEASE AGREEMENT (the "First Amendment") is made and entered into this 28th day of MAY, 2004 by and between International Plaza Associates III, Ltd., a Florida limited partnership (hereinafter referred to as the "Landlord") and IPSC Associates, L.L.C., a Florida limited liability company (hereinafter referred to as the "Tenant").

                                    RECITALS

     A. Landlord and Tenant are parties to that certain Ground Lease Agreement (the "Ground Lease") dated January 31, 2002, whereby Landlord leases to Tenant certain real property described therein and on Exhibit A attached hereto and by this reference made a part hereof (hereinafter referred to as the "Property") located at the southeast corner of the intersection of N.W. 107th Avenue and N.W. 19th Street in Miami, Dade County, Florida.

     B. Landlord and Tenant desire to amend the terms of the Ground Lease, all as more particularly set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants and benefits contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Section 9.01 of the Ground Lease is amended by deleting subsections
(i) and (ii) and inserting the following in its place:

          (i) has a net worth equal to or greater than Three Million ($3,000,000) Dollars which net worth shall be computed including such Assignee's investment in the Premises;

          (ii) owns, owned and/or developed at least One Hundred Thousand (100,000) leasable square feet of retail space (including the Premises);

     2.   Section 11.02 of the Ground Lease is amended by deleting subsection
(v) and replacing it with the following:

          (v) bound by any amendment or modification of the Lease made without the prior written consent of the then holder of the Landlord's Lien, if any;

     3. Section 12.02(A)(ii) of the Ground Lease is amended by inserting the words "Subject to the limitation set forth in Section 15.23 hereof," at the beginning thereof.

     4. Section 14.02 of the Ground Lease is amended by including within the definition of the term "Lienholder" the following:

          "Investment banker and conduit lender".

     5.   Section 15.20 of the Ground Lease is hereby deleted.

     6. Article XIX of the Ground Lease is hereby amended by deleting the fifth sentence thereof and inserting the following in its place:

          "In the event the Tenant shall not have exercised the right granted to it hereunder in the manner and within the time period provided for herein, the Landlord shall be free to accept the Offer and to sell the Property or the portion thereof that is subject to the Offer (subject in all respects to the rights of Tenant under and pursuant to the terms of this Ground Lease), pursuant to the terms and conditions contained in the Offer and, except with respect to the leasehold interest of Tenant pursuant to this Ground Lease, the Tenant shall have no interest or rights with respect to the Property or the portion thereof that is subject to the Offer."

                          (SIGNATURE ON FOLLOWING PAGE)

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Ground Lease and affixed their seals the day and year first written above.

WITNESSES:                  LANDLORD:

                            INTERNATIONAL PLACE ASSOCIATES, III,
                            LTD., a Florida limited partnership

                            By: International Place Development II, Ltd., a Florida limited partnership, its sole general partner

                                  By:   International Place Development II,
                                        Inc., a Florida corporation, its sole
                                        general partner

                                        By: /s/ Edward W. Easton
                                            --------------------
/s/ [ILLEGIBLE]                         Name:  Edward W. Easton
---------------------                         ------------------
/s/ [ILLEGIBLE]                         Title: President
---------------------                         ------------------

                            TENANT:

                            IPSC ASSOCIATES, L.L.C., a Florida limited liability company

                            By: IPSC Associates, Ltd., a Florida limited partnership, Manager

                                  By:   Newcaster Devcorp, Inc., a Florida
                                        corporation, its general partner

/s/ [ILLEGIBLE]                         By: /s/ W. Douglas Pitts
---------------------                       --------------------
                                        Name:   W. Douglas Pitts
                                              ------------------
/s/ [ILLEGIBLE]                         Title:    PRESIDENT
---------------------                         ------------------

                                    EXHIBIT A
                               LEGAL DESCRIPTION

All of Lot 1 and the West 130.74 feet of Lot 2, of Block 5, of INTERNATIONAL CORPORATE PARK SECTION 3, according to the Plat thereof, as recorded in Plat Book 149, at Page 93, of the Public Records of Miami-Dade County, Florida.


Tax Folio Numbers:
30-3032-022-0050
30-3032-022-0060

                             GROUND LEASE AGREEMENT

     THIS GROUND LEASE AGREEMENT (THE "GROUND LEASE") made and entered into this 31st day of January, 2002, by and between INTERNATIONAL PLACE ASSOCIATES III, LTD., a Florida limited partnership, having an address at 10165 N.W. 19th Street, Miami, Florida 33172 (hereinafter referred to as the "Landlord"), and IPSC ASSOCIATES, L.L.C., a Florida limited liability company, having an address at 701 Brickell Avenue, Suite 1400, Miami, Florida 33131-2822 (hereinafter referred to as the "Tenant").

                                    RECITALS:

     A. The Landlord is the owner of the real property described on Exhibit "A" attached hereto and by this reference made a part hereof (hereinafter referred to as the "Property"), located at the southeast corner of the intersection of N.W. 107th Avenue and N.W. 19th Street in Miami, Miami-Dade County, Florida, together with any and all improvements located thereon, and all appurtenances, easements and privileges thereto belonging; and

     B. The Tenant desires to lease from the Landlord all of the Property, together with any and all improvements now or hereafter located on the Property and all appurtenances easements and privileges thereto belonging (hereinafter referred to as either the "Premises" and/or the "Property"); and

     C. The Landlord agrees to lease the Premises to the Tenant and the Tenant agrees to take the Premises from the Landlord upon the terms, covenants and conditions as provided herein.

     NOW, THEREFORE, in consideration of the mutual covenants and benefits contained herein and other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I
                    PREMISES AND DUE DILIGENCE REQUIREMENTS

     1.01 PREMISES. The Landlord leases, lets and demises the Property to the Tenant and the Tenant takes, hires and leases the Property from the Landlord, upon the terms, covenants and conditions hereinafter set forth.

     1.02 TITLE INSURANCE COMMITMENT. Within thirty (30) days after this Ground Lease is signed by the Tenant and Landlord, the Landlord will provide to Tenant a boundary survey (certified to Landlord and Tenant) and preliminary leasehold title insurance commitment for an insured amount of Four Million ($4,000,000.00) Dollars insuring legal access and fee simple title to the Property, and subject to this Ground Lease and the Approved Title Exceptions described in Exhibit "B" attached and incorporated as a part hereof. If the survey shows that the Property is subject to any encumbrance, encroachment or projection, not disclosed in the Approved Title Exceptions, the Tenant may treat such fact or matter as a title defect.

     1.03 TITLE OBJECTIONS. The Tenant will have fifteen (15) days after receipt of the survey and commitment within which to provide to Landlord a letter setting forth all the Tenant's objections, other than the Approved Title Exceptions, to the leasehold title insurance commitment. Landlord has thirty
(30) days after receipt of such letter to correct the defect(s) in access, or title, or both, objected to by the Tenant. If the Landlord is unwilling or unable to correct such defect(s), in its sole discretion, within such thirty
(30) day period, the Tenant will have the option for ten (10) days thereafter to give Landlord written notice that (i) Tenant waives such defect(s) for all purposes of this Ground Lease, and without reduction of the rent; or (ii) Tenant terminates this Ground Lease, without any claim for damages. If Tenant does not give Landlord written notice within that ten (10) days, Tenant waives such defect(s), for all purposes of this Ground Lease, and without a reduction of the rent.

     1.04 INSPECTION PERIOD. The Tenant, its engineers, surveyors, agents and representatives, shall have until one hundred twenty (120) days (the "Inspection Period") after the execution of this Ground Lease by the Landlord and the Tenant to inspect the physical condition of the Property and the improvements thereon, including the right to make such soil tests and other investigations as the Tenant deems necessary and appropriate, and any other facts, circumstances or matters which the Tenant deems relevant to its proposed lease and use of the Property. The Landlord agrees to cooperate with the Tenant in making available to the Tenant all such documents, water and sewer plans, prior surveys, prior title insurance policy, engineering studies and reports, soil reports, maps, plats, and other documents and materials which the Tenant reasonably requests, or which are reasonably necessary in order to satisfy any of the Tenant's reasonable requests that are in the possession or control of the Landlord. If the Tenant does not terminate this Ground Lease on or before expiration of the Inspection Period, then the Property shall be conclusively deemed approved by the Tenant and this Ground Lease will be deemed to be in full force and effect. The Tenant will indemnify, protect and hold harmless the Landlord from and against any and all claims, demands, losses, costs, damages, expenses or liabilities (including, but not limited to, personal injury or property damage claims, construction or other liens) including reasonable attorney's fees caused by or occurring in connection with the Tenant's entry upon the Property and/or physical inspection of the Property. If the Tenant or anyone acting under its instructions makes any tests on the Property, the Tenant shall, insofar as is practicable, return the Property to its former condition after said tests are completed so as not to create any unnecessary hazards for persons passing over the Property. If the Tenant elects to terminate this Agreement, then it shall deliver to the Landlord copies of all inspection reports and studies obtained by the Tenant pertaining to the Property.

     1.05 "DUE DILIGENCE MATERIAL". On or before five (5) days after the date of the Ground Lease, the Landlord shall make available to the Tenant for inspection and reproduction any and all documents, instruments, data and information requested by the Tenant that would be relevant and pertinent to the Tenant's lease of the Property as long as such documents and instruments are in the Landlord's possession, under the Landlord's control, have been prepared at the Landlord's request or direction or are available to the Landlord including but not limited to copies of contracts, invoices and the likes relative to any costs incurred by the Landlord to directly develop and improve the Property.

     1.06 LANDLORD REIMBURSEMENT. On or before fifteen (15) days after the date of the Ground Lease, the Landlord and Tenant shall agree upon the pre-paid costs for improvements and land planning, engineering and architectural design services that can be used by Tenant for its intended use of the Property. When the Tenant commences vertical construction (i.e., any portion of a building constructed above the slab for that building) of the first building on the Property, the Tenant will reimburse the Landlord for said costs.

     1.07 EXISTING CONTRACTS AND AGREEMENTS. If the Tenant has not terminated this Ground Lease pursuant to Section 1.04 hereof, then, at the expiration of the Inspection Period, the Tenant will assume all of the contracts and agreements set forth on Exhibit "C" attached hereto and by this reference made a part hereof and any costs related thereto shall be prorated as of the commencement date of the Lease.

     1.08 EXISTING SUBTENANT LEASES AND LETTER(s) OF INTENT. On or before five
(5) days after the date of the Ground Lease, the Landlord will deliver to the Tenant copies of any and all pending leases and/or letters of intent relative to leasing spaces to subtenants. The Tenant through its leasing agent, Courtelis Company, shall be responsible to negotiable and finalize said letters of intent or leases, as well as any leasing inquires or letters of intent received by the Landlord after the date of this Ground Lease.

                                   ARTICLE II
                                  TERM AND RENT

     2.01 TERM. The initial term of this Ground Lease shall commence on the date hereof and end on June 30, 2066, unless sooner terminated as hereinafter provided (hereinafter referred to as the "Term").

     2.02 RENT. The Tenant covenants and agrees to pay the Landlord the net minimum rent (hereinafter referred to as the "Net Minimum Rent") for the Premises and the additional rent as (hereinafter referred to as the "Additional Rent") hereinafter set forth. (Net Minimum Rent and Additional Rent may hereinafter be collectively referred to as the "Rents" or "rents".) Minimum Rent shall be payable as follows, to wit:

          A. Commencing on the day after the expiration of the Inspection Period (hereinafter referred to as the "Rental Commencement Date"), the Tenant agrees to pay to the Landlord during the Term of this Ground Lease, in advance, without notice and without deduction or offset whatsoever, in monthly installments, on the first day of each calendar month, the annual Net Minimum Rent set forth on Exhibit "D" attached hereto and by this reference made a part hereof.

     2.03 NET LEASE. It is the purpose and intent of the Landlord and the Tenant that the Net Minimum Rent shall be "net" to the Landlord, so that this Ground Lease shall yield, net, to the Landlord, the rent specified in Article II hereof in each year during the term of this Ground Lease. Further, all costs, taxes, assessments and charges of every kind and nature relating to the Premises which may arise or become due during or out of the Term of this Ground Lease, shall be paid by the Tenant, and the Landlord shall be indemnified and saved harmless by the Tenant from and against the same.

     2.04 PAYMENT OF RENT. All Rent shall be paid to the Landlord without notice or demand and without abatement, deduction or set-off, except as otherwise provided in this Ground Lease. The Tenant will pay when due all Rent and other charges and render all statements herein prescribed at the office of the Landlord, 10165 N.W. 19th Street, Miami, Florida, or to such other persons or corporation, and at such other place as shall be designated by the Landlord in writing at least ten (10) days prior to the next ensuing rental payment date.

     2.05 LEASE YEAR. The term "Lease Year" as used throughout this Ground Lease shall mean:

          A. for the first Lease Year, that period commencing with the Rental Commencement Date, and ending on the last day of the 12th full calendar month following the Rental Commencement Date; and

          B. for each succeeding Lease Year, that period commencing with the first day of the calendar month after termination of the preceding Lease Year, and ending on the last day of the 12th month thereafter.

     2.06 ADDITIONAL RENT.

          The Tenant will pay, without deduction or offset whatsoever, as Additional Rent any and (except as may be otherwise expressly provided in this Ground Lease) all sums, costs, expenses, and other payments which the Tenant in any of the provisions of this Ground Lease assumes or agrees to pay. In the event of any non-payment thereof, the Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided for herein or by law in the case of non-payment of the Net Minimum Rent.

                                   ARTICLE III
                                LANDLORD'S TITLE

     3.01 FEE SIMPLE TITLE. The Landlord covenants that the Landlord is the holder of fee simple title to the Property and that Landlord has full right and authority to enter into this Ground Lease.

     3.02 MORTGAGES. Landlord covenants that there shall be no mortgage, deed of trust or other lien or encumbrance (hereinafter, a "Landlord's Lien") on the Property placed or entered into by Landlord prior in time or priority to this Ground Lease, as same may be amended prior to the date of such a Landlord's Lien, or prior in time or priority to the recorded Memorandum of this Ground Lease, as the same may be amended prior to the date of such a Landlord's Lien. However, Landlord may encumber Landlord's fee interest (but not Tenant's leasehold interest) in the Premises with one or more Landlord's Liens. In the event of a foreclosure or other forfeiture of Landlord's interest in the Premises to any party claiming under any such Landlord's Lien, the entity acquiring fee title to the Premises by virtue of such foreclosure or deed in lieu thereof shall acquire all of Landlord's rights and authorities granted or reserved unto Landlord by the terms of this Ground Lease, as amended, subject to the Tenant's leasehold interest in the Premises under this Ground Lease.

     3.03 BREACH. The parties agree that any breach of the provisions of this
Article III shall be deemed material and that, in such event, the Tenant may terminate this Ground Lease in accordance with Section 12.03 hereof.

                                   ARTICLE IV
                              TAXES AND ASSESSMENTS

     4.01 PAYMENT OF TAXES AND ASSESSMENTS. Commencing on the Rental Commencement Date, the Tenant shall pay promptly and before they become delinquent all real estate and personal property taxes, as well as all water charges, sewer charges, assessments, special assessments, and other governmental and quasi-governmental levies which are levied or assessed upon the Premises during the Term, including any tax imposed in lieu of existing ad valorem taxes. The taxes and other impositions hereinabove mentioned shall be paid not later than fifteen (15) days before the date on which such taxes become delinquent and the Tenant shall provide the Landlord with paid receipts for all such taxes and assessments within ten (10) days after the payment of same by the Tenant.

     4.02 TAXES EXCEPTED. Nothing herein contained shall require the Tenant to pay municipal, state or federal income taxes assessed against the Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Premises; provided, however, that if at any time during the term of this Ground Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered to that in lieu of or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed and imposed: (i) a tax, assessment, levy, imposition or charge wholly or partially as a capital levy or otherwise on rents received therefrom; or (ii) a tax, assessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Premises and imposed upon the Landlord; or (iii) a license fee measured by rent payable by the Tenant under this Ground Lease, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based, shall be deemed to be included as part of the obligations assumed by or agreed to be paid by the Tenant under the terms of this Ground Lease, and the Tenant shall pay and discharge the same as herein provided in respect of the payment of same.

     4.03 TAX CERTIFICATE. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any tax or non-payment of such tax shall be prima facie evidence that such tax is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

     4.04 SALES TAX. The tenant shall pay to the Landlord with the Tenant's monthly lease payments any and all sales or use taxes applicable to Rents or other sums to be paid by the Tenant under this Ground Lease only to the extent that sales tax owed by Tenant to Landlord exceeds sales tax received by the Tenant from its subtenants as set forth in Florida Administration Code Subsection 12A-1.070(5)

     4.05 RIGHT TO CONTEST REAL ESTATE TAXES. The Tenant shall have the right to contest the real estate taxes assessed against the Premises either in its own name or in the name of the Landlord, in either case, however, with the Landlord's full cooperation, and at no cost to the Landlord provided that such contest would not subject the Tenant or the Landlord to criminal liability and the Tenant (a) prosecutes the contest with due diligence and in good faith; (b) agrees to indemnify, defend and hold harmless Landlord and the Property from any charge, liability or expense whatsoever; and (c) provides the Landlord or such governmental body as may require the same, with adequate security in the form of a bond or otherwise to adequately protect the Landlord and the Landlord's interest in the Property. The Landlord shall promptly provide the Tenant with governmental notices of assessment (or reassessment) relating to the Premises upon the Landlord's receipt thereof. The term "contest" as used in this section shall mean any contest, appeal, abatement or other proceeding prescribed by applicable law to obtain a tax reduction or tax refund.

     4.06 PRORATION OF TAXES. During the first and last years of the Term, all such taxes and assessments which shall become payable during each of the calendar or fiscal, tax or assessment years, as applicable, shall be ratably adjusted on a per diem basis between the Landlord and the Tenant in accordance with the respective portions of such calendar, fiscal, tax or assessment year.

                                    ARTICLE V
                                USE OF PREMISES

     5.01 USE. During the term of this Ground Lease, the Tenant may use the Premises for any lawful purpose and may change the use from time to time. The Tenant shall in the conduct of its business comply with the requirements of all public laws, ordinances and regulations from time to time applicable to the business conducted upon the Premises.

     5.02 COMPLIANCE WITH LAWS. During the Term of this Ground Lease, the Tenant, as its sole expense and cost, and in connection with the Tenant's use and occupancy of the Premises, shall at all times comply with all present and future laws, ordinances, orders, rules environmental and other regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, development districts, boards and officers, any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, which may be applicable to the Premises, and the sidewalks and curbs adjoining the Premises, or to the use or manner of use, tenants or occupants of the Premises, whether or not such law, ordinance, order, rule, regulation or requirement shall necessitate structural changes or improvements, or the removal of any encroachments or projections, ornamental, structural or otherwise, onto or over the streets adjacent to the Premises, or onto or over other property contiguous or adjacent thereto. At the expiration of the Term hereof and subject to governmental regulations and requirements then in effect, the Tenant, at its sole cost and expense, will deliver to the Landlord a phase 1 environmental site assessment report indicting that the Property has not been and is not being used by the Tenant or its subtenants for the improper or illegal handling, storage, transportation or disposal of hazardous or toxic materials. The Tenant shall pay all environmental costs related to hazardous substances on the Premises established to have been caused directly by the use of the Premises by the Tenant or its subtenants. The Tenant shall indemnify, defend and hold harmless, the Landlord from and against any and all claims, actions, damages, penalties, fines, liabilities and expenses, including reasonable attorneys' fees, which might directly or indirectly in whole or in part be caused by, arise out of, or be related to hazardous substances established to have been caused directly by the use of the Premises by the Tenant or it subtenants. The provisions of this Section 5.02 shall survive the expiration or earlier termination of the Lease.

     5.03 REZONING. The Landlord agrees that upon request of the Tenant, it will join in applications, contests, claims, suits and appeals from time to time with respect to zoning, rezoning, building permits, certificates of occupancy, and all other licenses and permits required for the construction, ownership or operation of any improvements on the Property and/or the Premises, where the signature of the Landlord or the owner is required by applicable law; provided, however, that the Tenant shall be solely responsible for prosecuting such applications, contests, claims, suits and appeals and obtaining any zoning, rezoning, building permits, certificates of occupancy, and all other licenses sought thereunder, any such rezoning shall not reduce the current zoning of the Property, and the foregoing shall be at the Tenant's sole cost and expense, and as a condition of any such joinder, the Landlord may require reasonable indemnity against costs or other damages by reason of such joinder.

     5.04 PLATS. The Landlord agrees that it will join in any plats or replats of the Property, provided that the Landlord incurs no liability by reason of such joinder in plats or replats and the request is reasonable and customary in retail development. The Landlord further agrees that the Landlord will join with the Tenant in the execution and delivery of any easements or dedications for roadway or utility purposes as may be required by the Tenant in connection with its use and development of the Property so long as such request is reasonable and customary in retail development and the Landlord incurs no personal liability by reason of such joinder. Such joinder in plats, replats or easements or dedications will be done by the Landlord promptly upon request by the Tenant.

     5.05 UTILITY AGREEMENTS. It is understood that the use by the Tenant of the Premises may require that the parties enter into contracts or agreements with local, county, state or other governmental agencies or bodies or with public utilities with reference to storm sewer, sanitary sewer, gas, water, electric, telephone or other utility lines or connections, stormwater management or easement agreements. The Landlord agrees to execute such written contracts, agreements, easement agreements and consents as are reasonably required for the Tenant's use of the Premises.

                                   ARTICLE VI
                                  IMPROVEMENTS

     6.01 CONSTRUCTION. This Ground Lease is made with the understanding and agreement that the Tenant is not obligated to construct any buildings or improvements on the Property or the Premises; but, if the Tenant desires to construct a building or buildings on the Property or the Premises, or any portion thereof, such buildings and/or improvements will be constructed and used in compliance with applicable zoning ordinances and governmental regulations.

     6.02 OWNERSHIP OF IMPROVEMENTS. Any improvements constructed on the Premises by the Tenant or a subtenant of the Tenant shall be and at all times remain the property of the Tenant or such subtenant until the expiration or earlier termination of this Ground Lease. Upon expiration or earlier termination of this Ground Lease, the Tenant shall surrender to the Landlord the Premises, and all buildings and other improvements then located thereon, all of which shall thereupon become the sole and absolute property of the Landlord. Upon expiration or earlier termination of this Ground Lease or any sublease, neither the Tenant nor any subtenant shall have the right or the obligation to remove or change such improvements; provided, however, that upon termination of this Ground Lease, the Tenant or any subtenant may remove all furniture, furnishings, movable fixtures and equipment owned by the Tenant or any subtenant of the Tenant (which shall include the Tenant's or subtenant's equipment associated with the Tenant's operations). Any such removal shall be accompanied in a good and workmanlike manner so as not to damage the Premises or the improvements located thereon, and the Tenant shall promptly repair any and all damage resulting from such removal. Any personal property of the Tenant or any subtenant which shall remain in any buildings on the Property after the termination of this Ground Lease or any sublease may, at the option of the Landlord, be deemed to have been abandoned by the Tenant or any such subtenant and either may be retained by the Landlord as its property or be disposed of without accountability in such manner as the Landlord may deem fit. The Landlord shall not be responsible for any loss or damage occurring to any property owned by the Tenant or any subtenant.

     6.03 REPAIR. Subject to the provisions of this Ground Lease setting forth the rights of the Tenant with respect to condemnation or damage by casualty, the Tenant shall, at its expense, maintain, or cause to be maintained, any buildings and any improvements that may now or hereafter be placed on the Property and/or Premises in a good condition and repair, normal wear and tear expected. The Tenant shall make any and all additions to and all alterations and repairs, in, on and about the Premises which may be required by, and shall otherwise observe and comply with, all public laws, ordinances and regulations from time to time applicable to the Property and any buildings and improvements built thereon. Any and all such additions, alterations and repairs shall be done in a good and workmanlike manner. During the Term, the Tenant shall have the right to make such changes, alterations or additions to the exterior or the interior of any improvements built on the Property and/or construct substitutions and replacements for the same as the Tenant deems necessary or desirable. The Tenant shall also have the right to demolish buildings and improvements on the Property when the Tenant takes possession of the Property. Although it is the Tenant's duty, under the terms hereof, to keep and maintain any buildings and improvements on the Property or the Premises in good repair, this shall not be construed as prohibiting the Tenant from tearing down and destroying any buildings on the Property or the Premises or any substantial part thereof, or causing any item of major repair and construction to be made.

     6.04 NO TERMINATION OF GROUND LEASE. No destruction or damage to the Premises or any part thereof by fire or any other casualty shall terminate or permit the Tenant to surrender this Ground Lease or shall relieve the Tenant from its liability to pay the full Rent and other charges payable under this Ground Lease.

     6.05 BUILDER'S RISK INSURANCE. From the inception of any construction work which the Tenant may effect on the Premises and as often as the Tenant may construct a building or make a substantial alteration in a building, the Tenant will cause builders' risk insurance policies to be written in an amount at all times equal to full replacement value of the buildings and improvements being constructed.

     6.06 MAINTENANCE. The Tenant shall maintain any buildings and improvements built on the Property in good repair, clean conditions and in a manner comparable to other similar shopping centers in the Miami-Dade County area.

                                   ARTICLE VII
                          INDEMNIFICATION AND INSURANCE

     7.01 INDEMNIFICATION OF THE LANDLORD. Except for the Landlord's negligent acts or omissions, the Tenant shall indemnify, protect and hold the Landlord harmless from any and all loss, claim, damage, liability or expense, including but not limited to reasonable attorney's fees and court costs, including appellate and post judgment proceedings incurred by the Landlord, by reason of damage or injury to persons or property caused by or resulting from the use or occupancy of the Premises incurred by the Landlord as a result of a judgment issued by a court of competent jurisdiction after the expiration of all applicable appeal periods, a governmental citation or settlement of any claim against the Landlord, provided the Tenant consents to such settlement, which consent will not be unreasonably withheld or delayed. At the request of the Landlord, the Tenant will, at its cost, defend the Landlord in any such claim or action, with counsel reasonably acceptable to the Landlord. The Landlord acknowledges that the defense of claims covered by liability insurance will be handled and defended in accordance with the policies of the insurance carriers. The Landlord shall deliver to the Tenant the original or a true copy of each summons or other process, pleading or notice issued in any suit or other proceeding to assert or enforce any such claims, promptly after the Landlord is served with the same. The Tenant shall have the right to defend, at its sole cost and expense, any such suit with attorneys of the Tenant's own selection, provided that same are approved by the Landlord, which approval will not be unreasonably withheld.

     7.02 INSURANCE. The Tenant shall at all times during the Term maintain: (i) comprehensive public liability and property damage insurance, issued by a company or companies of sound financial responsibility, qualified to do business in the State of Florida, and insuring the Landlord and the Tenant and their respective mortgagees, if any, against loss or liability for personal injury, death or property damage, with minimum liability limits in the amount of Two Million ($2,000,000.00) Dollars based on year 2002 dollars for personal injury or death of any one person, Five Million ($5,000,000.00) Dollars based on year 2002 dollars for two or more persons in any one occurrence and Two Million ($2,000,000.00) Dollars based on year 2002 dollars for damaged property resulting from any one occurrence; (ii) insurance on the buildings and improvements against loss or damage by fire or other casualty including all risk fire and extended coverage, vandalism and malicious mischief insurance, in an amount equal to the full replacement cost thereof; and (iii) excess liability insurance issued by a company or companies of sound financial responsibility, qualified to do business in the State of Florida, having a Best rating of "A+11", insuring the Landlord and the Tenant, and their respective mortgagees, if any, with minimum liability limits in the amount of Two Million ($2,000,000.00) Dollars based on year 2002 dollars. The Tenant shall furnish evidence of such insurance by delivering to the Landlord a certificate and a copy of the policy from the underwriter or underwriters, which certificate shall provided that the Landlord is an additional insured and will be notified at least thirty (30) calendar days prior to cancellation of or material alteration in such policies.

     7.03 POLICIES. The Tenant may maintain such insurance under a blanket policy covering the Premises and other premises and properties of the Tenant and affiliated business ventures. The Tenant shall cause to be furnished to the Landlord a certificate evidencing the insurance maintained by the Tenant as required by this Ground Lease, or satisfactory evidence that such insurance is in effect. The insurance company writing said insurance shall be reasonably acceptable to the Landlord and shall at all times have a Best rating of "A+11". Every such insurance policy or policies shall contain an agreement by the insurer that it will not cancel such policy except upon thirty (30) days' prior written notice to the Landlord. If the Tenant fails to procure such insurance or keep the same in full force and effect as aforesaid, same shall constitute a default hereunder.

     7.04 WAIVER. Landlord and Tenant each hereby waives any and all rights of recovery against the other or against any other tenant or occupant of the Property or against the officers, employees, agents, representatives, customers and business visitors of such other party or of such other tenant or occupant of the Property, for loss of or damage to such waiving party or its property or the property of others under its control, arising from any cause insured against under the standard form of fire insurance policy with all permissible extension endorsements covering additional perils or under any other policy of insurance carried by such waiving party in lieu thereof.

                                  ARTICLE VIII
                                  CONDEMNATION

     8.01 TAKING OF PREMISES.

          A. If, by or through condemnation proceedings, (i.e., a taking under the power of eminent domain or a sale under a threat of condemnation), more than fifteen (15%) percent of the Property or any buildings built thereon is permanently taken or access to and from the Property from and to either N.W. 107th Avenue or N.W. 19th Street is taken or ten (10%) percent or more of the parking area of the Property is taken or if any portion of the common area of the Property is taken which materially and substantially impairs access to the Property, then the Tenant shall have the right to terminate this Ground Lease upon giving the Landlord written notice thereof within thirty (30) days from the entry of an appropriate order of taking in such condemnation proceeding.

          B. If a portion of the Property or any buildings built thereon is taken under circumstances that do not give the Tenant the option to terminate as set forth above or, having such option to terminate, the Tenant elects not to terminate, the Rent payable hereunder shall be reduced annually by an amount equal to nine (9%) percent of the amount received by the Landlord (or its mortgage holder) as a result of such condemnation proceeding.

          C. If a portion of the Premises is taken under circumstances that do not give the Tenant the option to terminate as set forth above, the Tenant shall make repairs to the buildings and improvements on the Property to the extent necessary to restore the same to a complete architectural unit (to the extent permitted, however, taking into consideration the amount of land remaining after any such taking or purchase).

          D. If a portion of the Property of sufficient size and type to confer upon the Tenant the right to terminate this Ground Lease be so taken in such proceedings, and if the remaining Property can be substantially restored so that the Tenant in its opinion can conduct the business it is then operating upon said Property on a reasonably profitable basis, this Ground Lease shall not terminate, but shall continue with a reduction in the rental equal to nine (9%) percent of the amount received by the Landlord (or its mortgage holder) as a result of such condemnation proceeding.

     8.02 AWARD. In the event of any taking, whether whole or partial, the Landlord and the Tenant shall be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceedings, or as may be otherwise agreed, taking into consideration the fact that the Tenant is the owner of the buildings and improvements built on the Property for the Term and in either event the Landlord was the intended recipient of the Rent, without reduction, for the Term, without reduction, and the unencumbered fee simple interest thereafter. Tenant shall be entitled to any and all awards or payments made in the condemnation proceedings with respect to any damage to: (i) the Tenants's leasehold estate; (ii) any improvements located by the Tenant on the Property together with all additions, alterations and improvements thereto; (iii) the Tenant's trade fixtures and equipment; and (iv) the Tenant's loss of business.

     8.03 SALE UNDER THREAT. A sale by the Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this section.

                                   ARTICLE IX
                           ASSIGNMENTS AND SUBLETTING

     9.01 ASSIGNMENT. The Tenant shall have the absolute right, without the required consent of the Landlord, to sublet the whole or any part of the Premises at any time during the term of this Ground Lease to such person or persons and upon such terms and conditions as the Tenant shall, in its absolute discretion, deem fit and proper, provided, however, that the Tenant shall remain primarily liable under this Ground Lease notwithstanding any such subleasing. The Tenant shall have the absolute right, without the prior consent of the Landlord, to assign this Ground Lease in whole or in part, provided, however, that the Tenant shall remain primarily liable under this Ground Lease notwithstanding any such assignment unless such assignee: (i) has a net worth equal to or greater than Three Million ($3,000,000.00) Dollars; (ii) owns, owned, and/or developed at lease One Hundred Thousand (100,000) leasable square feet of retail space; and (iii) assumes and agrees in writing to perform and observe all of the obligations to be performed and observed by the Tenant and to be bound by all other provisions of this Ground Lease, in which event the Tenant shall be relieved of all liability hereunder. All subsequent assignments of this Ground Lease shall likewise be subject to the terms and conditions of this Article.

     9.02 SUBTENANT RIGHTS. The Landlord shall, from time to time, upon the request of the Tenant, enter into agreements with the Tenant and the subtenants providing that in the event of termination of this Ground Lease the possession of any such subtenant will not be disturbed so long as the subtenant is not in default under its sublease with the Tenant, and the subtenant has not prepaid any rent, if the subtenant agrees that upon request of the Landlord following a termination of this Ground Lease, to attorn to the Landlord, to execute and deliver such instruments as the Landlord shall reasonably request to confirm such attornment, and such subtenant agrees in writing to be bound by the provisions of Section 3.02.

                                    ARTICLE X
                              LIENS OR ENCUMBRANCES

     10.01 LIENS; ENCUMBRANCES.

           A. The Tenant shall not encumber the Landlord's fee simple interest in the Premises with mortgages or otherwise, including liens for improvements made by the Tenant. Any consents the Landlord gives to the Tenant to allow the Tenant to construct building improvements on the Premises or to make any alterations or additions thereto shall not be deemed improvements required by an agreement between the Landlord and the Tenant, within the meaning of the Florida Construction Lien Law. All contractors, subcontractors, mechanics, laborers, materialmen and others who perform any work, labor or services, or furnish any materials or otherwise participate in any improvements to the Premises, and who are not acting pursuant to a direct contract with the Landlord, are hereby given notice that the Tenant is not authorized to subject the Landlord's interest in the Premises to any claim for construction, laborers, materialmen's liens, or other liens, and all persons dealing directly or indirectly with the Tenant may not look to the Premises as security for payment. Pursuant to FLORIDA STATUTE Section 713.10, the interest of the Landlord in the Premises as owner of the Premises shall not be subject to liens for improvements made by the Tenant.

           B. If any construction or other liens shall be filed against the Premises or any improvements thereon by reason of or arising out of any labor or material furnished or alleged to have been furnished or to be furnished to or for the Tenant at the Premises or by reason of any charges, alterations, or additions or costs or expenses thereof, or any contract relating thereto, the Tenant shall within thirty (30) days after receipt of notice of the filing thereof, either pay or bond the same or procure the discharge thereof in such manner as may be provided by law. The Tenant at its sole cost and expense, shall also defend on behalf of the Landlord any action, suit or proceedings which may be brought for the enforcement of such lien or liens, and the Tenant shall pay any damage and discharge any judgment entered thereon, and save harmless the Landlord from any claim or damage resulting therefrom. If the Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to other right or remedy, the Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by the Landlord and all costs and expenses incurred by the Landlord in connection therewith, together with the interest thereon at four (4%) percent per annum over and above the "prime rate" announced from time to time by THE WALL STREET JOURNAL as its "prime rate", from the respective dates of the Landlord's making of the payment or incurring of the cost and expense shall constitute additional rent payable by the Tenant under this Ground Lease and shall be paid by the Tenant to the Landlord on demand.

                                   ARTICLE XI
                           LANDLORD'S RIGHT TO CONVEY

      11.01 CONVEYANCE OF FEE. The Landlord shall have the right at all times to sell the Premises, subject to all the terms, covenants and conditions of this Ground Lease. Upon the sale of the Premises, the Landlord shall be relieved from the Landlord's obligations under this Ground Lease from and after the date such sale is consummated.

      11.02 ATTORNMENT. No provision of this Ground Lease shall preclude Landlord from placing Landlord's Liens on Landlord's interest in the Property or amending such Landlord's Liens, provided that any grant of a Landlord's Lien by Landlord shall encumber only Landlord's fee interest and shall not purport to encumber Tenant's leasehold interest. So long as the Ground Lease is in full force and effect, Tenant agrees, upon request of Landlord, to furnish to Landlord a certificate in form reasonably satisfactory to Landlord and the holder of any Landlord's Lien that confirms (i) Tenant is bound under all of the terms and provisions of the Ground Lease; (ii) in the event the holder of any Landlord's Lien or foreclosure purchaser (hereinafter, a "Fee Acquiring Party") shall acquire fee title to the Premises, Tenant will attorn to the Fee Acquiring Party; and (iii) there is no default of Landlord under the Ground Lease as of the date prior to the date of certificate other than defaults stated with specificity in the certificate. In such event, such Fee Acquiring Party shall be entitled to all of the rights of Landlord under the Ground Lease as though the interest of Landlord had not been terminated or such foreclosure proceedings had not been instituted; Tenant shall have the same rights and remedies against the Fee Acquiring Party that Tenant might have had under the Ground Lease against Landlord if the Fee Acquiring Party had not succeeded to the interest of Landlord, subject to the waiver of defaults not stated in the certificate described above. Such attornment by the Tenant to the Fee Acquiring Party or any successor thereof shall be effective and self-operative without the execution of any further instruments by any party hereto; provided, however, that the Tenant will, upon request execute a written agreement attorning to such Fee Acquiring Party, affirming the Tenant's obligations under the Lease. In the event that the Fee Acquiring Party succeeds to the interest of the Landlord under the Lease, or title to the Premises, then such Fee Acquiring Party and any successor thereof shall assume and be bound by the obligations of the Landlord under the Lease which accrue from and after such party's succession to the Landlord's interest in the Property, but such party shall not be: (i) liable for any act or omission of any prior landlord (including the Landlord); (ii) liable for the retention, application or return of any security deposit to the extent not paid over to such party; (iii) subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Landlord); (iv) bound by any rent or additional rent which the Tenant might have paid for more than the current month to any prior landlord (including the Landlord); (v) bound by any amendment or modification of the Lease made without such party's prior written consent; or
(vi) obligated to cure any defaults of any prior landlord under the Lease which occurred prior to the date on which such party succeeded to the Landlord's interest under the Lease. Nothing in this section shall be deemed to waive any of the Tenant's rights and remedies against any prior landlord.

      11.03 TENANT'S CERTIFICATES. The Tenant agrees that it will, within thirty
(30) days after request therefor, sign estoppel letters indicating the then standing of the Ground Lease.

      11.04 LANDLORD'S ASSIGNMENT. The Landlord may assign the Landlord's interest in this Ground Lease, together with the rents, issues and profits due and to become due thereunder, and the Tenant upon receipt of notice of such assignment, will attorn to such assignee.

                                   ARTICLE XII
                                     DEFAULT

      12.01 DEFAULT BY THE TENANT. The occurrence of any of the following shall constitute a default ("Default" or "Event of Default") under this Ground Lease:

            A. The Tenant's failure to pay Rent or ad valorem taxes attributable to the Property when due where such failure continues for a period of ten (10) days after the Tenant receives written notice thereof from the Landlord;

            B. The Tenant's failure to pay any other sum covenanted to be paid by the Tenant hereunder other than Rent or ad valorem taxes attributable to the Property within thirty (30) calendar days after receipt by the Tenant of written notice of such non-payment from the Landlord;

            C. The Tenant's failure to perform or comply with any of the other terms, provisions and covenants of this Ground Lease within forty-eight
(48) hours if the failure to perform or comply causes an emergency situation or that which constitutes a nuisance or public health hazard or violation, or otherwise within thirty (30) calendar days after receipt by the Tenant of written notice of such non-performance from the Landlord; or as to any non-performance not curable by reasonable effort within the thirty (30) calendar day period, failure to institute appropriate action to cure such non-performance within the thirty (30) calendar day period and thereafter to prosecute such action with due diligence and continuity; or

            D. A general assignment for the benefit of the Tenant's creditors or the filing of a voluntary petition by the Tenant in bankruptcy, or the entry of a decree involuntarily adjudicating the Tenant a bankrupt (and such involuntary decree is not dissolved within sixty [60] days), or an admission by the Tenant in writing of its insolvency or inability to pay its debts; or if the leasehold interest under this Ground Lease be taken by operation of law.

      12.02 LANDLORD'S RIGHTS UPON DEFAULT.

            A. Upon a Default the Landlord may, at its option, and in addition to such other rights and remedies as the Landlord may have at law or in equity, at any time after such occurrence:

                  (i) terminate this Ground Lease by written notice to the Tenant, whereupon this Ground Lease shall end, provided that such termination of this Ground Lease shall not relieve the Tenant of its liabilities and obligations under this Ground Lease; or

                  (ii) elect to declare the entire Net Minimum Rent for the balance of the term immediately due and payable in which event Tenant shall be liable for the difference between the present value of all such Net Minimum Rent less the present value of the fair rental value of the Premises for the balance of the term, all reduced to present value at the rate of twelve (12%) percent per annum; or

                  (iii) as the Tenant's agent, without terminating this Ground Lease, enter upon and rent the Premises at the best price obtainable by reasonable effort, with or without advertisement, and by private negotiation, for any term the Landlord deems proper; and the Tenant shall remain liable to the Landlord for the deficiency, if any, between the rental and other sums payable by the Tenant hereunder and the rent obtained by the Landlord on reletting, after deducting any attorneys' fees, commissions and other expenses paid by the Landlord with respect to such reletting. The Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon such reletting; or

                  (iv) to re-enter and remove all persons and property from the Premises in accordance with Florida law, and such property may be removed and disposed of or stored in a public warehouse or elsewhere at the cost of and for the account of the Tenant, and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Notwithstanding anything to the contrary contained in this Ground Lease, the Landlord shall not re-enter or retake possession of the Premises except pursuant to all lawful process. Any valuables, personalty or other property of the Tenant's clients, customers or beneficiaries who have subtenant rights pursuant to Section 9.02 above shall not be deemed to be the property of the Tenant under the Ground Lease, and the Landlord shall have no claims, rights, liens or interests therein.

            B. Notwithstanding the foregoing, no termination of this Ground Lease or summary proceedings, abandonment or vacancy shall relieve the Tenant of its liability and obligation under this Ground Lease, whether or not the Premises shall be relet. Nothing contained herein shall limit the Landlord's right to exercise any or all other rights or remedies available at law or in equity, including, without limitation, the right to restraining orders, injunctions, decrees of specific performance, and to have a receiver appointed to take possession of the Premises. No delay or omission of the Landlord to exercise any right, power or remedy arising from any omission, neglect or default of the Tenant shall impair any such right, power or remedy or be construed as a waiver of any such default or any acquiescence therein.

                                  ARTICLE XIII
                         QUIET ENJOYMENT AND POSSESSION

      13.01 COVENANT OF QUIET ENJOYMENT. Conditioned upon the Tenant paying all Rent required to be paid by the Tenant and the Tenant's performance of all covenants required under the terms of this Ground Lease, the Tenant shall lawfully, peaceably and quietly hold, occupy and enjoy the Premises during the Term, without hindrance, ejection or molestation.

      13.02 POSSESSION. The Tenant shall be entitled to possession of the Premises on the date hereof.

                                   ARTICLE XIV
                    RIGHTS OF HOLDERS OF LEASEHOLD MORTGAGES

      14.01 RIGHT TO ENCUMBER. Nothing in this Ground Lease shall restrict Tenant from encumbering, and Tenant shall have the right to encumber all of Tenant's leasehold interest under this Ground Lease and all of Tenant's interest in the Premises and the improvements, furnishings, furniture, equipment, fixtures and personal property thereon, from time to time by one (but not more than once at any one time) leasehold mortgage, deed of trust, deed to secure debt or other appropriate instrument (each being hereinafter referred to as a "Leasehold Mortgage") in favor of a Lienholder.

      14.02 LIENHOLDER DEFINED. As used in this Ground Lease, the term "Lienholder" shall mean the institutional lender, including, without limitation, a federal or state chartered bank, life insurance company, pension plan, REIT, savings and loan association, similar institution or any other individual or any entity, which is now or in the future the holder and owner of the debt secured by a Leasehold Mortgage.

      14.03 CONSENT OF LIENHOLDER. EXCEPTING FOR UNCURED DEFAULTS OF LESSEE, THIS GROUND LEASE MAY NOT BE TERMINATED, SURRENDERED OR AMENDED NOR MAY ANY PROVISIONS HEREOF BE WAIVED OR DEFERRED BY THE LANDLORD OR THE TENANT, WITHOUT
(i) THE PRIOR WRITTEN CONSENT OF ANY LIENHOLDER REQUESTING NOTICE; OR (ii) OTHERWISE COMPLYING WITH THE TERMS AND PROVISIONS OF THIS ARTICLE XIV.

      14.04 NOTICE TO LIENHOLDER. AFTER THE EXECUTION OF THIS GROUND LEASE, THE LANDLORD AGREES TO SEND TO ANY LIENHOLDER A COPY OF ALL NOTICES SENT BY THE LANDLORD TO THE TENANT OR RECEIVED BY THE LANDLORD FROM THE TENANT AFFECTING OR PERTAINING TO THE PREMISES. NO NOTICE FROM THE LANDLORD TO THE TENANT SHALL BE EFFECTIVE UNLESS AND UNTIL A COPY HAS BEEN ACTUALLY RECEIVED BY THE LIENHOLDER. HOWEVER, THE LANDLORD SHALL HAVE NO DUTY TO SEND A COPY OF ANY NOTICE TO OR TO SEEK ANY APPROVAL OF ANY LIENHOLDER WHO DOES NOT BY WRITTEN NOTICE TO THE LANDLORD REQUEST SUCH NOTICE AND SPECIFY THE ADDRESS TO WHICH COPIES OF SAME ARE TO BE SENT PURSUANT TO THIS SECTION 14.04. ANY LIENHOLDER'S ADDRESS FOR RECEIPT OF NOTICE MAY BE CHANGED BY WRITTEN NOTICE TO THE LANDLORD.

      14.05 TERMINATION AND OTHER REMEDIES. Notwithstanding anything to the contrary in this Ground Lease, the Landlord may terminate this Ground Lease or exercise any other remedies available to the Landlord hereunder and at law and in equity because of a default hereunder only after the Landlord has sent to the Lienholder a written notice simultaneously with the notice of such default delivered to the Tenant pursuant to the terms hereof (or upon the occurrence of such default, if the Tenant is not entitled to receive notice thereof hereunder), specifying such default (provided, however, in the event of an emergency the Landlord may exercise self-help to cure a non-monetary default by the Tenant), and

            A. if such default is a failure by the Tenant to pay any monies to the Landlord or to any other party as required hereunder, such Lienholder fails to cure such default within twenty (20) days after the expiration of the Tenant's cure period; or

            B. if such default is an act or omission other than the Tenant's failure to pay monies to the Landlord or to any other party as required hereunder, the Lienholder fails to commence within sixty (60) days after the expiration of the Tenant's cure period the work of curing such default and proceeds diligently and in good faith to cure the default until completion. In the event such default is not susceptible to being cured by the Lienholder without the Lienholder obtaining possession of the Premises or title to the Tenant's leasehold estate created hereby, a Lienholder commencing within sixty
(60) days after the expiration of the Tenant's cure period and thereafter, subject to unavoidable delays caused by bankruptcy or similar proceedings, pursuing to completion proceedings to obtain possession and/or to foreclose the Leasehold Mortgage held by the Lienholder, or diligently proceeding to obtain title to the Tenant's leasehold estate created hereby by deed or assignment in lieu of foreclosure, shall be deemed to satisfy the foregoing requirement that the Lienholder commence and carry to completion the curing of such default; provided that the Lienholder shall commence within thirty (30) days after obtaining such possession or such title the curing of such default and proceed diligently and in good faith to cure the default until completion.

      14.06 RIGHTS TO CURE. A Lienholder shall have the right, but not the obligation, to cure any default under this Ground Lease, and the Landlord shall accept such performance by or at the instance of any Lienholder as if the same had been made by the Tenant. Provided, however, if a default under this Ground Lease places the interest of the Landlord at risk (i.e., such a default is an emergency, an environmental violation or other violation of law) the Landlord can proceed at any time after the expiration of Tenant's time to commence to cure such default if the Tenant has not cured or commenced to cure such default, to commence to cure such default at Tenant's expense.

      14.07 NEW LEASE. If this Ground Lease shall terminate prior to the expiration of the Term for any reason whatsoever, including, but not limited to, operation of law or the rejection of this Ground Lease by any trustee of the Tenant in any bankruptcy, reorganization, arrangement or similar proceeding, the Landlord shall give prompt notice thereof to the Lienholder and shall enter into a new lease (the "New Lease") in recordable form with any Lienholder who demands such New Lease within sixty (60) days after the termination of the Ground Lease and who executes and delivers a New Lease to the Landlord and pays to the Landlord all sums due to the Landlord pursuant to the terms of Subsection 14.07(b) hereof. The New Lease shall have the same priority as this Ground Lease and shall contain the same terms and provisions as contained herein, including but not limited to the same provisions and rights in favor of and for the benefit of any Lienholder as are contained in this Ground Lease and the right to obtain an additional new lease in the event of the termination of said New Lease, and the right to receive notices of default, and to cure the same, in the same manner as provided in this Ground Lease. The following terms, provisions and covenant shall apply to the New Lease:

            A. the party executing the New Lease as the tenant thereunder shall have the right to assign or transfer the New Lease to any person or entity without the Landlord's consent so long as the New Lease is in good standing and current in obligations owed to the Landlord. Such right to obtain a New Lease shall only be available to a Lienholder who requests such New Lease. Notwithstanding the foregoing, any party who is assigning the New Lease and the estate created thereby shall provide to the Landlord notice of assignment and shall cause to be executed and delivered in a form reasonably acceptable to the Landlord an assumption agreement from the assignee pursuant to which said assignee assumes the duties, obligations, covenants, conditions and restrictions of the New Lease. Upon such assignment and assumption by the assignee, the assignor shall be released of all liability under the New Lease, and, upon request of the assignor, the Landlord shall execute and deliver to the assignor a release agreement in a form reasonably acceptable to the assignor evidencing such release of the assignor from any liability under the New Lease;

            B. the New Lease shall be effective as of the date of termination of this Ground Lease (the "New Lease Effective Date"), and shall be effective for the remainder of the Term at the rent and upon all of the terms and provisions hereof. Upon the execution of a New Lease, the tenant thereunder shall pay to the Landlord, subject to the adjustments required below, any and all rent and all other sums payable to the Landlord by such tenant pursuant to the New Lease which accrued during the period from the New Lease Effective Date to the date of execution and delivery of the New Lease (the "New Lease Execution Date") plus any sums due hereunder by the Tenant prior to the New Lease Effective Date, less the net amount of all sums received by the Landlord from any subtenant in occupancy of any part or parts of the buildings or improvements built on the Property up to the New Lease Execution Date;

            C. subject to the terms of the second sentence of this Subsection 14.07(c), the party executing the New Lease as the tenant thereunder shall cure any non-monetary defaults under this Ground Lease within thirty (30) days after the later of: (i) taking possession of the Premises; and (ii) receipt of notice from the Landlord of all non-monetary defaults. In the event that any such non-monetary defaults cannot reasonably be cured within thirty (30) days, such tenant shall commence to cure such non-monetary defaults within such thirty (30) day period and diligently and in good faith continue to cure such non-monetary defaults until completion; and

            D. following the termination of this Ground Lease and until any Lienholder has failed within sixty (60) days thereafter to demand a New Lease, the Landlord shall not alter or in any way demolish the improvements or any other improvements on the Premises. The Landlord during the same period shall not remove, replace or change any furniture, furnishings, fixtures or equipment located on the Premises except as may be required by an emergency situation or in the interest of public health and safety.

      14.08 SURVIVAL. The provisions of this Section 14.08 and Section 14.07 shall survive the termination, rejection or disaffirmance of this Ground Lease and shall continue in full force and effect thereafter to the same extent as if Sections 14.07 and 14.08 were a separate and independent contract made by the Landlord, the Tenant and the Lienholder.

      14.09 SUBLEASES AND RENTS. After the termination of this Ground Lease and during the period thereafter during which any Lienholder shall be entitled to enter into a New Lease, the Landlord will not terminate any sublease or the rights of the subtenant under such a sublease unless such subtenant shall be in material default under such sublease. During such period the Landlord shall receive all base rent and other payments due from subtenants as agent of the Lienholder and shall deposit such rents and payments in a separate and segregated account in trust for the Premises and the Tenant, but may withdraw such sums, from time to time, to pay necessary operating expenses and carrying charges of the Premises, and, upon the execution and delivery of a New Lease, shall account to the tenant under the New Lease for the balance, if any, of the base rent, additional rents and other payment made under said subleases, and said tenant shall thereupon assign the base rent, additional rents and other payments due under said subleases to any Lienholder of the New Lease in the same manner as such rentals and other payments had been assigned to the Lienholder under this Ground Lease. Landlord may engage a reputable management firm of its choice to manage the Property and the reasonable expenses of such firm shall be a proper operating expense of the Property.

      14.10 ASSIGNMENT. This Ground Lease may be assigned to any party without the Landlord's consent as a result of foreclosure or as a result of a deed or assignment in lieu of foreclosure. Any party who acquires title to this Ground Lease at foreclosure or by deed or assignment in lieu of foreclosure shall be able to assign this Ground Lease to any party without the Landlord's consent. Notwithstanding the foregoing, any party who is assigning this Ground Lease (or the assignee if the assignor does not do so) and the estate created hereby shall provide to the Landlord notice of assignment and shall execute and deliver in a form reasonably acceptable to the Landlord an assumption agreement from the assignee pursuant to which said assignee assumes the duties, obligations, covenants, conditions and restrictions of this Ground Lease. Provided that the assignee: (i) has a net worth equal to or greater than Ten Million ($10,000,000.00) Dollars; and (ii) owns, owned, and/or developed at least Two Hundred Fifty Thousand (250,000) leasable square feet of retail space and upon such assignment and assumption by the assignee, the assignor shall be released from all liability hereunder, and, upon request of the assignor, the Landlord shall execute and deliver to the assignor a release agreement in a form reasonably acceptable to the assignor evidencing such release of the assignor evidencing such release of the assignor from any liability hereunder.

      14.11 OBLIGATIONS OF LIENHOLDER IN POSSESSION. The Lienholder shall not have any personal liability for performance of the Tenant's obligations under this Ground Lease unless and until the Lienholder acquires title to the Tenant's leasehold interest or assumes possession of the Premises.

      14.12 DESIGNEES AND NOMINEES. All references in this Ground Lease to the Lienholder shall be construed to also refer to any of the Lienholder's designee or nominee.

      14.13 COOPERATION. The Landlord and the Tenant shall cooperate by incorporating into this Ground Lease, by suitable amendment, from time to time, any provision which may reasonably be requested by any proposed Lienholder for the purpose of implementing the leasehold mortgagee protection provisions contained in this Ground Lease and allowing the Lienholder reasonable means to protect or preserve the lien of a Leasehold Mortgage upon the occurrence of a default under the terms of this Ground Lease. The Landlord and the Tenant each agree to execute and deliver (and to execute a short form memorandum, if necessary, for recording purposes) any agreement reasonably necessary to effect any such amendment; provided, however, that any such amendment shall not in any way affect the Term or Rent or uses under this Ground Lease or otherwise, in any material respect, adversely affect any rights of the Landlord under this Ground Lease.

                                   ARTICLE XV
                                  MISCELLANEOUS

      15.01 NOTICES. Any notice, request, demand, approval, consent or other communication which the Landlord or the Tenant or a Lienholder may be required to give to the other party shall be in writing and shall either be hand delivered or mailed certified or registered mail, return receipt requested, or by overnight delivery to the other at the address specified on page one of this Ground Lease, or to such other address, as either party shall have designated to the other by notice given in the same manner. Instruments and notices will be deemed delivered upon actual receipt if not mailed or if mailed upon deposit into the U.S. Mails, in which case the time of delivery of such notice shall be the date of mailing plus three (3) business days.

      15.02 ATTORNEY'S FEES. In any litigation or action brought by the Landlord or the Tenant concerning this Ground Lease, including any petitions and proceedings in bankruptcy and all appeals, the prevailing party shall be awarded reasonable attorney's fees, costs and expenses, at all tribunal levels.

      15.03 NO WAIVER. No waiver by the Landlord or the Tenant of any breach of any term, covenant or condition contained in this Ground Lease shall be deemed to imply or constitute a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent or other amounts due hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant or any successor in interest or any Lienholder of any term, covenant or condition of this Ground Lease, other than the failure of the Tenant to pay the particular amount so accepted, regardless of the Landlord's knowledge of such preceding breach at the time of acceptance of such amount, and no such payment by the Tenant of any rents due hereunder shall be deemed a waiver of any preceding breach by the Landlord. No covenant, term or condition of this Ground Lease shall be deemed to have been waived by the Landlord or the Tenant, unless such waiver be in writing. The rights and remedies created by the Ground Lease are cumulative, and are not intended to be exclusive. The use of one remedy under this Ground Lease shall not be taken to exclude or waive the right or use of another, and each party shall be entitled to pursue all remedies generally available under the laws of the State of Florida.

      15.04 ENTIRE AGREEMENT. This Ground Lease contains the entire agreement between the parties hereto, and no agreements not contained herein shall be binding upon either party.

      15.05 SUCCESSORS AND ASSIGNS. This Ground Lease, and each and every provision thereof, shall be binding upon and shall inure to the benefit of Landlord, Tenant, any Lienholder and the respective successors and assigns of Landlord, Tenant and any Lienholder.

      15.06 SEVERABILITY. If any provision of this Ground Lease is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof.

      15.07 MODIFICATION. No change or modification of this Ground Lease shall be valid or binding upon the parties hereto unless such change or modification shall be in writing and signed by the party against whom the same is sought to be enforced.

      15.08 CONSTRUCTION. All provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each section hereof. The necessary grammatical changes required to make the provisions of this Ground Lease apply in the plural sense where there is more than one landlord or tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. This Ground Lease has been the subject of extensive negotiations between the parties, and the interpretation hereof shall not be based upon any party's being the draftsman hereof.

      15.09 SHORT FORM. The Landlord and the Tenant shall, execute and deliver a short form of this Ground Lease for recording purposes in the form attached hereto as Exhibit "E". Each party shall, on the request of the other, on termination of this Ground Lease for any reason, execute and deliver a document in recordable form for the purpose of evidencing such termination date. The Tenant will indemnify and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorney's fees, which may be imposed upon or incurred by or asserted against the Landlord by reason of any tax or other expense attributable to the execution, delivery or recording of this Ground Lease or any modification hereof. In case any action or proceeding is brought against the Landlord by reason of such claim, the Tenant upon written notice from the Landlord, will at the Tenant's expense, resist or defend such action or proceeding by counsel approved by the Landlord in writing, such approval not to be unreasonably withheld.

      15.10 BROKERAGE. The Landlord and the Tenant covenant, represent and warrant each to the other that no broker brought about this Ground Lease, nor is any broker entitled to any fee, commission or compensation in connection herewith. The Landlord and the Tenant shall indemnify and hold each other harmless against any and all claims, losses, liabilities and expenses which may be asserted against the other by any other broker, or person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of the indemnifying party in respect to this Ground Lease.

      15.11 APPLICABLE LAW. This Ground Lease shall be governed by and construed in accordance with the laws of the State of Florida and proper venue for any proceeding hereunder shall be Miami-Dade County.

      15.12 LANDLORD'S LIEN AND SECURITY INTEREST. The Landlord subordinates its statutory landlord's lien rights with respect to the personal property, merchandise, inventory and trade fixtures of the Tenant brought onto the Premises and waives its statutory landlord's lien rights to the personal property, merchandise, inventory and trade fixtures of the tenants/subtenants of the Tenant brought onto the Premises. Further, the Landlord acknowledges this Ground Lease does not create a security interest for the use and benefit of the Landlord in and to the personal property, equipment, inventory or fixtures of the Tenant or tenant/subtenants of the Tenant. However, the Landlord does claim and possess a Security Interest as evidenced by financing statement(s) in the Tenant's subtenant leases which shall be subordinate and inferior to any Security Interest of any Lienholder.

      15.13 CAPTIONS. The captions of this Ground Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Ground Lease.

      15.14 FACILITATION. Each party agrees to perform such further acts and to execute and deliver such further documents as may be reasonably necessary to carry out the provisions of this Ground Lease and are consistent therewith.

      15.15 RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

      15.16 FORCE MAJEURE. In the event that either party to this Ground Lease shall be delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature which is not the fault of the party so delayed in performing acts required under the terms of the Ground Lease, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such delayed act shall be extended for a period equivalent to the period of such delay. Provided, however, such force majeure shall not delay the payment of Net Minimum Rent by the Tenant to the Landlord for a cumulative period greater than ninety (90) days.

      15.17 ACCORD AND SATISFACTION. No payment by the Tenant or receipt by the Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord's right to recover the balance of such Rent or pursue any other remedies in this Ground Lease provided.

      15.18 WAIVER OF JURY TRIAL AND COUNTERCLAIMS. The Landlord and the Tenant each waive trial by jury in connection with proceedings or counterclaims brought by either of the parties against the other. In the event of suit by the Landlord to collect rent, the Tenant shall not interpose any counterclaim in such proceeding, provided, however, the Tenant may interpose a compulsory counterclaim in such suit.

      15.19 HOLDING OVER. This Ground Lease shall automatically terminate and be of no further force or effect upon the expiration of the Term, and any holding over by the Tenant after such expiration shall not constitute a renewal hereof or provide the Tenant with any rights hereunder except that the Tenant shall be deemed to be in possession of the Premises on a month-to-month tenancy commencing on the first day following the expiration of this Ground Lease and a tenant at sufferance of the Landlord. Any such tenancy shall be subject to the terms and conditions herein contained except that the monthly Rent shall be equal to one hundred fifty (150%) percent of the monthly Rent as of the date of expiration of the Term and said tenancy may be terminated at any time upon thirty (30) days' written notice by the Landlord to the Tenant or by the Tenant to the Landlord. If the Tenant fails to surrender the Premises upon expiration of this Ground Lease, despite demand to do so by the Landlord, the Tenant shall indemnify and hold harmless the Landlord from any and all loss or liability as a result thereof. The acceptance of Rent under the provisions of this Section
15.19 shall not, however, be construed as a waiver by the Landlord of any rights of reentry as provided by law or as set forth in this Ground Lease, or any renewal hereof. The Tenant shall indemnify and save harmless the Landlord and its employees and agents from and against any and all liabilities or loss in connection with, wholly or in part, the Tenant's holding over.

      15.20 CAPTIONS. The headings of the several articles and sections contained herein are for convenience of reference only and do not define, limit or construe the contents of such articles and sections.

      15.21 NOT A PARTNERSHIP. Nothing herein contained shall be construed as creating a partnership, joint venture or any other relationship between the Landlord and the Tenant, other than that of landlord and tenant.

      15.22 NON-HOMESTEAD PROPERTY. The Landlord represents, warrants and covenants to the Tenant that the Landlord has full capacity and authority to execute and deliver this Ground Lease and to consummate the transactions contemplated in this Ground Lease, and the Property does not and has never constituted the residence or homestead of the Landlord nor is contiguous or adjacent to the residence or the homestead of the Landlord.

      15.23 EXCULPATION. The Tenant agrees that it shall look solely to the estate and property of the Landlord in the land and buildings comprising the Premises for the collection of any judgment

(or any other judicial process) requiring the payment of money by the Landlord in the event of any default or breach by the Landlord with respect to any of the terms, covenants and conditions of this Ground Lease to be observed and performed by the Landlord, and no other property or estate of the Landlord, or any partners of the Landlord, shall be subject to levy, execution or other enforcement procedures for the satisfaction of the Tenant's remedies. Similarly, the Landlord agrees that it shall look solely to the estate and property of the Tenant in the buildings comprising the Premises and the rents therefrom for the collection of any judgment (or any other judicial process) requiring the payment of money by the Tenant in the event of any default or breach by the Tenant with respect to any of the terms, covenants and conditions of this Ground Lease to be observed and performed by the Tenant, and no other property or estate of the Tenant, or any partners of the Tenant, shall be subject to levy, execution or other enforcement procedures for the satisfaction of the Landlord's remedies.

                                   ARTICLE XVI
                 LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS

      16.01 TENANT'S FAILURE TO PAY. If the Tenant shall at any time fail to pay any tax or assessment in accordance with the provisions of this Ground Lease, or to pay for or maintain any of the insurance policies provided for in this Ground Lease, or to make any other payment or perform any other act on its part to be made or performed under this Ground Lease, then after thirty (30) days' written notice to the Tenant (or, in case of any emergency on such notice, as may be reasonable under the circumstances) and without waiving or releasing the Tenant from any obligation of the Tenant hereunder, the Landlord may (but shall not be required to):

            A. pay any tax or assessment payable by the Tenant pursuant to the provisions of this Ground Lease; or

            B. pay for and maintain any of the insurance policies provided for in this Ground Lease; or

            C. make any other payment or perform any other act on the Tenant's part to be made or performed as in this Ground Lease provided; and

            D. enter upon the Premises for that purpose and take all such action thereon as may be necessary therefor.

      16.02 REIMBURSEMENT OF THE LANDLORD. All sums paid by the Landlord and all costs and expenses incurred by the Landlord in connection with the performance of any such act (together with interest thereon at four (4%) percent per annum over and above the "prime rate" announced from time to time by THE WALL STREET JOURNAL as its "prime rate", from the respective dates of the Landlord's making of each such payment or incurring of each such cost and expense) shall constitute Additional Rent payable by the Tenant on demand under this Ground Lease.

                                  ARTICLE XVII
                          ENTRY ON PROPERTY BY LANDLORD

      Except in the case of an emergency, where only reasonable notice under the circumstances shall be required, the Tenant will permit the Landlord and its authorized representative(s) to enter the Premises, including any buildings built on the Property after reasonable, written notice, during normal business hours for the purpose of: (1) inspecting the buildings and Premises; and (2) making any necessary repairs thereto and performing any other work therein that may be necessary by reason of the Tenant's failure to make any such repairs or perform any such work or to commence the same within thirty (30) days after written notice from the Landlord. Nothing herein shall imply any duty or legal obligation on the part of the Landlord to do any such work, and the performance of such work by the Landlord shall not constitute a waiver of the Tenant's default in failing to perform the same. The Landlord may, during the progress of any such work, keep and store therein or elsewhere, all necessary materials, tools, supplies and equipment. The Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of the Tenant or any subtenant by reason of making such repairs or the performance of any such work, or on account of bringing materials, tools, supplies and equipment into or through the Premises during the course thereof and the obligation of the Tenant under this Ground Lease shall not be affected thereby.

                                  ARTICLE XVIII
                                   STATEMENTS

      At any time and from time to time, either party, on at least twenty (20) days' prior written request by the other party, will deliver to the party making such request a statement in writing certifying that this Ground Lease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid and stating whether or not, to the best knowledge of the party executing such certificate, the party requesting such statement is in default in performance of any covenant, agreement or condition contained in this Ground Lease, and if so, specifying each such default of which the executing party may have knowledge.

                                   ARTICLE XIX
                             RIGHT OF FIRST REFUSAL

      In the event the Landlord shall receive a BONA FIDE written offer from an independent, unrelated third party to purchase the Property or a portion thereof (hereinafter referred to as an "Offer") during the term of this Ground Lease, and if the Landlord shall desire to accept the Offer, then, after accepting the Offer, which will contain a provision notifying said third party purchaser of the Tenant's right of first refusal hereunder, the Landlord shall deliver a photocopy of such Offer to the Tenant. The Tenant shall then have twenty (20) business days from the date of receipt of such offer within which to elect to purchase the Property or the portion thereof that is subject to the Offer upon the same terms and conditions as those contained in the Offer except that the closing date for the Tenant will be extended for a period equal to the number of days between the date the Landlord accepted said Offer and the date the Tenant actually received a copy of said Offer. The Tenant shall exercise the right granted to it hereunder by delivering written notice of its intent to purchase the Property or the portion thereof that is subject to the Offer, to the Landlord within the time period referred to above. In the event the Tenant shall elect to exercise the right granted to it hereunder, the closing of the transaction shall occur in accordance with the terms and conditions contained in the Offer except as modified herein. In the event the Tenant shall not have exercised the right granted to it hereunder in the manner and within the time period provided for herein, the Landlord shall then be free to accept the Offer and to sell the Property or the portion thereof that is subject to the Offer, pursuant to the terms and conditions contained in the Offer and the Tenant shall have no interest in or rights with respect to the Property or the portion thereof that is subject to the Offer. The Landlord, in its sole and absolute discretion, may at any time reject an Offer made to it, and any such rejection shall fully and completely terminate the Tenant's rights hereunder with respect to each such rejected Offer. If the Landlord accepts an Offer after the Tenant has elected not to accept such Offer, and the transaction contemplated by such Offer fails to close for any reason whatsoever, the Tenant's rights hereunder to notice of subsequent Offers and to elect to purchase the Property or a portion thereof shall remain in full force and effect.

                                   ARTICLE XX
                    INTERNATIONAL CORPORATE PARK DECLARATION

      Tenant's use of the Premises shall at all times be in compliance with the Declaration of Protective Covenants and Restrictions for International Corporate Park, executed by International Place Associates II, Ltd., dated June 25, 1995, and recorded June 30, 1995, under Clerk's File No. 95R-259871, in Official Records Book 16836, at Page 1248, of the Public Records of Miami-Dade County, Florida, as amended from time to time, and the Design and Development Standards described therein.

      IN WITNESS WHEREOF, the Landlord and the Tenant have executed this Ground Lease and affixed their seals the day and year first above written.


WITNESSES:                     LANDLORD:

                               INTERNATIONAL PLACE ASSOCIATES III,
                               LTD., a Florida limited partnership

                               By: International Place Development II, Ltd., a
                                   Florida limited partnership, as sole general
                                   partner

                                   By: International Place Development II, Inc.,
                                       a Florida corporation, as sole general
                                       partner

/s/ Celia E. Morales                   By: /s/ Edward W. Easton
-----------------------                    -------------------------------------
/s/ [ILLEGIBLE]                            Edward W. Easton
-----------------------                    President


                               TENANT:

                               IPSC ASSOCIATES, L.L.C., a Florida limited liability company

                               By: IPSC Associates, Ltd., a Florida limited
                                   partnership, Manager

                                   By: Newcaster Devcorp, Inc., a Florida
                                       corporation, its general partner

/s/ Celia E. Morales                   By: /s/ W. Douglas Pitts
-----------------------                    -------------------------------------
/s/ [ILLEGIBLE]                            W. Douglas Pitts
-----------------------                    President

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION


All of Lot 1 and the West 130.74 feet of Lot 2, of Block 5, of INTERNATIONAL CORPORATE PARK SECTION 3, according to the Plat thereof, as recorded in Plat Book 149, at Page 93, of the Public Records of Miami-Dade County, Florida.


Tax Folio Numbers:
30-3032-022-0050
30-3032-022-0060


Exhibit "A"

                           EXHIBIT "B" TO GROUND LEASE

                            APPROVED TITLE EXCEPTIONS


Landlord and Tenant will agree upon the Approved Title Exceptions prior to the expiration of the time in which Tenant has to object to Landlord's title set forth in Section 1.03 of the Lease.


Exhibit "B" to Ground Lease

                           EXHIBIT "C" TO GROUND LEASE

                            CONTRACTS AND AGREEMENTS


                                      NONE


Exhibit "C" to Ground Lease

                           EXHIBIT "D" TO GROUND LEASE

                                NET MINIMUM RENT

LEASE YEAR                        YEARLY                 MONTHLY
----------                        ------                 -------
    1                       $      333,333.32          See note below
   2-5                      $      400,000.00       $       33,333.33
   6-10                     $      450,000.00       $       37,500.00
   7-15                     $      506,250.00       $       42,187.50
  16-20                     $      569,531.25       $       47,460.94
  21-25                     $      640,722.66       $       53,393.56
  26-30                     $      720,812.99       $       60,067.75
  31-35                     $      810,914.61       $       67,576.22
  36-40                     $      912,278.94       $       76,023.25
  41-45                     $    1,026,313.81       $       85,526.15
  46-50                     $    1,154,603.04       $       96,216.92
  51-55                     $    1,298,928.42       $      108,244.04
  56-60                     $    1,461,294.47       $      121,774.54
  61-65                     $    1,643,956.28       $      136,996.36

During the First Lease Year, the Net Minimum Rent will be paid as follows:

MONTHS                       MONTHLY AMOUNT
------                       --------------
   1-4                        $       16,666.67
   5-12                       $       33,333.33

Exhibit "D" to Ground Lease

                           EXHIBIT "E" TO GROUND LEASE

                               MEMORANDUM OF LEASE

     THIS MEMORANDUM OF LEASE, dated as of the________day of___________, by and between________________(hereinafter referred to as the "Landlord"), having an address at______________________________, Florida ________, and
____________________, a Florida_________________________(hereinafter referred to as the "Tenant"), having an address at 701 Brickell Avenue, Suite 1400, Miami, Florida 33131-2822.

                              W I T N E S S E T H:

     1. The Landlord is the owner of the premises described on Exhibit "A", attached hereto and by this reference made a part hereof (hereinafter referred to as the "Premises").

     2. The Landlord and the Tenant entered into a Ground Lease (hereinafter referred to as the "Lease"), dated ___________, wherein the Landlord leased to the Tenant, and the Tenant leased from the Landlord the Premises for a term commencing on ____________, and ending _________________.

     3. In accordance with the provisions of 713.10, Florida Statutes 2001, the parties hereto intend and agree that the interest of the Landlord shall not be subject to any liens or claims asserted against the Premises or any portion thereof in connection with any improvements made to the Premises by the Tenant or anyone claiming by, through or under the Tenant or as a result of the Tenant's use of the Premises.

     4. This memorandum of Lease is executed pursuant to the terms of the Lease and is not intended to vary the terms and conditions thereof.

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed and sealed as of the day and year first above written.


WITNESSES:                     LANDLORD:

                               INTERNATIONAL PLACE ASSOCIATES III,
                               LTD., a Florida limited partnership

                               By: International Place Development II, Ltd., a
                                   Florida Limited partnership, as sole general
                                   partner

                                   By: International Place Development II, Inc.,
                                       a Florida corporation, as sole general
                                       partner

                                       By:
---------------------                      -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

---------------------

Exhibit "E" to Ground Lease - 1

                               TENANT:

                               IPSC ASSOCIATES, L.L.C., a Florida limited liability company

                               By: IPSC Associates, Ltd., a Florida limited
                                   Partnership, Manager


                                   By: Newcaster Devcorp, Inc., a Florida
                                       corporation, its general partner

                                       By:
---------------------                      -------------------------------------
                                           W. Douglas Pitts
                                           President
---------------------


STATE OF FLORIDA      )
                      ) SS:
COUNTY OF MIAMI-DADE  )

     BEFORE ME, the undersigned authority, personally appeared_________________, as________________________, known to me to be the individual described herein and did certify and swear to me that he/she executed freely and voluntarily the foregoing Memorandum of Lease for the purposes therein expressed. He/she is personally known to me.

     WITNESS my hand and official seal at Miami, Miami-Dade County, Florida, this_______day of________, 2002


                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Notary Public, State of Florida

My Commission Expires:


STATE OF FLORIDA      )
                      ) SS:
COUNTY OF MIAMI-DADE  )

     BEFORE ME, the undersigned authority, personally appeared W. Douglas Pitts, as President of Newcaster Devcorp, Inc., a Florida corporation, the general partner of____________________Associates, Ltd., a Florida limited partnership, known to me to be the individual described herein and did certify and swear to me that he executed freely and voluntarily the foregoing Memorandum of Lease for the purposes therein expressed on behalf of said corporation, on behalf of said limited partnership. He is personally known to me.

     WITNESS my hand and official seal at Miami, Miami-Dade County, Florida, this_______day of________________, 2002


                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Notary Public, State of Florida

My Commission Expires:


Exhibit "E" to Ground Lease - 2